UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

EXELIS INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35228	45-2083813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 790-6300

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 8, 2013, Exelis Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). For more information on the following proposals submitted to shareholders, see the Company’s proxy statement dated March 27, 2013 filed with the Securities and Exchange Commission.

1.	At the Annual Meeting, the persons whose names are set forth below were elected as Class II directors. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non- Votes
John J. Hamre	152,900,804	1,877,859	445,241	16,459,695
Patrick J. Moore	153,126,535	1,495,170	602,199	16,459,695
H R. David Yost	152,820,877	2,033,636	369,391	16,459,695

In addition to the election of three directors, three other votes were taken at the Annual Meeting:

2. Ratification of Appointment of the Independent Registered Public Accounting Firm: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was ratified by a vote of 169,596,358 shares voting for the proposal, 1,515,819 shares voting against the proposal and 571,422 shares abstaining from the proposal.

3. Approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers for purposes of Section 162 (m) of the Internal Revenue Code. The proposal for approval of the Exelis Inc. Annual Incentive Plan for Executive Officers was approved by a vote of 147,649,570 shares voting for the proposal, 6,876,489 shares voting against the proposal, and 697,845 shares abstaining from the vote on the proposal and 16,459,695 broker non-votes.

4. Advisory Vote on Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 144,581,107 shares voting for the proposal, 6,439,434 shares voting against the proposal, 4,203,363 shares abstaining from the vote on the proposal and 16,459,695 broker non-votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exelis Inc.

By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar
Its: Assistant Secretary

Date: May 9, 2013